UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 13, 2009

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 13, 2009, Electronic Arts Inc. (“EA”) completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. EA exercised its option to purchase the facilities concurrent with the maturity of those financing arrangements, which were extinguished by payment of the purchase price. The aggregate purchase price of the facilities was approximately $247 million in cash, which reflects the amount financed under the leases. The lease agreements with Key Bank National Association contained certain financial and other covenants, which are no longer applicable. The facilities comprise a total of approximately 660,000 square feet.

EA had accounted for the lease arrangements as operating leases in accordance with Statement of Financial Accounting Standard No. 13, Accounting for Leases, as amended. Beginning in July 2009, EA will record the facilities on its Consolidated Balance Sheet and except for the fair value of the land acquired, will depreciate the underlying assets acquired on a straight-line basis over their estimated useful lives. EA expects the purchase of the facilities will have a net positive financial impact on its fiscal year 2010 GAAP net income, but does not expect a significant financial impact on its non-GAAP net income.

Some statements set forth in this Form 8-K contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements are described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2009). These forward-looking statements speak only as of July 14, 2009. EA assumes no obligation and does not intend to update these forward-looking statements.

A copy of the Bills of Sale and the Grant Deeds relating to the purchase are filed as Exhibit 10.1,10.2, 10.3 and 10.4, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Bill of Sale (2001 Transaction), dated as of July 13, 2009, by and between SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Transferor, and Electronic Arts Inc., as Transferee.

10.2	Bill of Sale (2000 Transaction), dated as of July 13, 2009, by and between SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Transferor, and Electronic Arts Inc., as Transferee.

10.3	Grant Deed (2001 Transaction), dated as of July 13, 2009, by SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation’), as Grantor, to Electronic Arts Inc., as Grantee.

10.4	Grant Deed (2000 Transaction), dated as of July 13, 2009, by SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Grantor, to Electronic Arts Inc., as Grantee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 14, 2009	By:	/s/ Eric F. Brown
Eric F. Brown
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Bill of Sale (2001 Transaction), dated as of July 13, 2009, by and between SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Transferor, and Electronic Arts Inc., as Transferee.

10.2	Bill of Sale (2000 Transaction), dated as of July 13, 2009, by and between SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Transferor, and Electronic Arts Inc., as Transferee.

10.3	Grant Deed (2001 Transaction), dated as of July 13, 2009, by SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation’), as Grantor, to Electronic Arts Inc., as Grantee.

10.4	Grant Deed (2000 Transaction), dated as of July 13, 2009, by SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Grantor, to Electronic Arts Inc., as Grantee.